Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$3,575,666
Unrealized Gain (Loss) on Market Value of Commodity Futures	(2,384,454)
Dividend Income	155,380
Interest Income	93,510
Total Income (Loss)	$1,440,102

Expenses
General Partner Management Fees	$36,267
Professional Fees	21,352
Brokerage Commissions	4,892
Directors' Fees and insurance	1,005
License fees	906
Total Expenses	$64,422
Net Income (Loss)	$1,375,680

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/25	$68,364,663
Net Income (Loss)	1,375,680

Net Asset Value End of Month	$69,740,343
Net Asset Value Per Share (1,200,000 Shares)	$58.12

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596